UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
                 Exact name of registrant as specified                   I.R.S.
                 in its charter, state of incorporation,               Employer
Commission       address of principal executive offices,         Identification
File Number      Telephone                                               Number

1-16305          PUGET ENERGY, INC.                                 91-1969407
                 A Washington Corporation
                 411 - 108th Avenue N.E.
                 Bellevue, Washington 98004-5515
                 (425) 454-6363

1-4393           PUGET SOUND ENERGY,INC.                           91-0374630
                 A Washington Corporation
                 411 - 108th Avenue N.E.
                 Bellevue, Washington 98004-5515
                 (425) 454-6363

ITEM 5. Other Events

On April 6, 2001, the Company issued the following press release.

PUGET SOUND ENERGY ANNOUNCES CONSTRUCTIVE SETTLEMENT WITH INDUSTRIAL CUSTOMERS

(Bellevue, Wash.) – Puget Sound Energy, the utility subsidiary of Puget Energy (NYSE: PSD), said it is pleased by state regulators’ approval yesterday of a new power arrangement between the utility and several large industrial customers.

        Richard L. Hawley, PSE’s chief financial officer, said: “We built our power-supply portfolio around the premise that our large industrial customers would be supplied by the market, preserving the benefit of PSE’s resources for our core residential and commercial customers. We are gratified a solution is now in place that meets this fundamental business and financial objective while giving our industrial customers new options to better manage their energy requirements.”

        The agreement marks the settlement of a December 2000 complaint the industrial customers made to the Washington Utilities and Transportation Commission (WUTC). In their complaint, the customers sought emergency relief from a tariff they agreed to in 1996 that tied their electricity rates to a market-based index.

        Under the agreement approved yesterday by the WUTC, PSE’s six largest industrial customers – with a combined load of about 250 average megawatts – now can purchase electricity directly or through PSE, from other suppliers at negotiated prices or, if they choose, they can self-generate their electricity. Certain small industrial customers, representing a small portion of the current market index load of PSE (approximately 25 average megawatts) will be allowed to transfer to other fixed rate plans under the settlement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

James W. Eldredge

_________________________________

James W. Eldredge

Corporate Secretary and Chief Accounting Officer

Date: April 6, 2001